                                 Exhibit 10.11


                     UNCONDITIONAL AND CONTINUING GUARANTY
                     ------------- -----------------------

                            AND INDEMNITY AGREEMENT
                            -----------------------



    This Unconditional and Continuing Guaranty and Indemnity Agreement (the "Guaranty") is made and entered into as of May 6 1998 by and between WEITZER HOMEBUILDERS INCORPORATED, 8 Florida corporation (hereinafter referred to as the "Guarantor") and OHIO SAVINGS BANK, a federal savings bank, 200 Ohio Savings Plaza, 1801 East Ninth Street, Cleveland, Ohio 44114 (hereinafter referred to as the "Bank").

                                   WITNESSETH
                                   ----------

    WHEREAS, the Bank has agreed to loan to Weitzer Malibu Bay, Inc., a Florida corporation (the "Borrower"), in one or more loans for the construction of single family attached (townhouse) residential dwellings within the residential Subdivision or Project known as "Malibu Bay Phase II", and located on the north side of Pines Boulevard between Northwest 208th Avenue and proposed Northwest 209th Avenue, in the City of Pembroke Pines, Broward County, Florida, an amount not to exceed Seven Million Six Hundred Thousand and no/100 Dollars ($7,600,000.00) (U.S.) in the aggregate outstanding at any one time, pursuant to one or more promissory notes (collectively referred to as the "Loan"), and the Borrower has executed and delivered or will execute and deliver to the Bank one or more Mortgage Notes in an aggregate principal amount not exceeding the amount of the Loan (collectively the "Notes" and individually a "Note") and has also executed and delivered or will execute and deliver to the Bank in connection therewith certain Loan Agreements (collectively the "Agreement':" and individually an "Agreement") and has also executed and delivered or will execute and deliver to the Bank certain Mortgage and Security Agreements for the purpose of securing said Notes and Agreements (collectively the "Mortgages" and individually a "Mortgage");

    WHEREAS, the Bank has conditioned the making of the Loan upon receipt of this Guaranty, and the Guarantor desires that the Bank make the aforesaid Loan and is willing to enter into this Guaranty as an inducement to the Bank to make the Loan and in order to achieve interest and other savings to the Borrower, which will be of financial benefit to the Guarantor;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor does hereby covenant and agree with the Bank as follows:

                                   ARTICLE I

                Representations and Warranties of the Guarantor
                -----------------------------------------------

Guarantor hereby represents and warrants that:


(a) it (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has full power and authority to enter into, execute, deliver and perform its obligations hereunder, (iii) is duly qualified and authorized to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary, (iv) has duly authorized the execution, delivery and performance of this Guaranty,

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

    and (v) is not in violation of any law, statute, regulation, ordinance, judgment, decree, order, rule or regulation of any court or governmental authority applicable to it if such noncompliance would have a material adverse effect upon the Guarantor, this Guaranty, any of the transactions contemplated hereby, or the Guarantor's ability to perform its obligations hereunder;

(b) this Guaranty has been duly executed and delivered on behalf of the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally, and except that the availability of equitable remedies is subject to applicable equitable principles;

(c) the execution and delivery by the Guarantor of this Guaranty and the consummation of the transactions contemplated thereby do not, and the performance of the Guarantor's obligations hereunder will not (i) conflict with or result in a violation or breach of or a default under (a) the Articles of Incorporation, By-laws or similar organizational documents of Guarantor, (b) any agreement, lease, mortgage, indenture or any other contract or instrument to which Guarantor is a party or by which it or any of its property is bound, or (c) any law, statute, ordinance, rule, regulation, writ, order, judgment or decree to which it is a party or by which it or any of its property is bound, nor (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets;

(d) there are no actions, suits, restraining orders, injunctions, investigations, proceedings or inquiries at law or in equity, pending or threatened, by or before any judicial, quasi-judicial, legislative or administrative court, agency or authority, or any arbitrator, nor to the best of its knowledge any basis for any of the foregoing, wherein an unfavorable determination, ruling or finding would materially adversely affect the validity or enforceability of the Guaranty, or any of the transactions contemplated hereby, or the business, financial condition or assets of Guarantor;

(e) the assumption by Guarantor of its obligations hereunder will result in direct financial benefit to Guarantor; and

(f) the Borrower shall make full and prompt payment of the principal, interest, premiums, penalties and late charges, if any, and other amounts required to be paid by Borrower pursuant to each Note, Agreement and/or Mortgage1 and all renewals, replacements, extensions and/or modifications thereof, when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, and the Borrower shall fully and promptly perform all other obligations, if any, required to be performed by the Borrower pursuant to each Note, Agreement and/or Mortgage, and all renewals, replacements, extensions and/or modifications thereof, when the same shall become due, including any such amounts thereafter paid by the Bank to any trustee, receiver or any other person pursuant to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar statute, common law or equitable doctrine.

                                   ARTICLE II

                            Covenants and Warranties
                            ------------------------

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

    Section 2.1. The Guarantor hereby absolutely and unconditionally guarantees to the Bank (a) the full and prompt payment of the principal, interest, premiums, penalties and late charges, if any, and other amounts required to be paid by Borrower pursuant to each Note, Agreement and/or Mortgage, and all renewals1 replacements, extensions and/or modifications thereof, when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, and (b) the full and prompt performance of all other obligations, if any, required to be performed by the Borrower pursuant to each Note, Agreement and/or Mortgage, and all renewals, replacements, extensions and/or modifications thereof, as and when the same shall become due, including any such amounts thereafter paid by the Bank to any trustee, receiver or any other person pursuant to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar statute, common law or equitable doctrine.

    Section 2.2. If any obligation of Guarantor under the guarantee in Section
2.1 above is at any time and for any reason void or unenforceable, the Guarantor, as an additional and independent obligation, hereby agrees to indemnify and hold harmless Bank against and from any and all loss, cost, damage or expense (including attorneys' fees in all trial, bankruptcy and appellate proceedings, and whether or not litigation has been commenced) suffered or incurred by Bank as a result of any such obligation being void or unenforceable against Guarantor, and the Guarantor expressly agrees that in such event the Guarantor shall be liable to the Bank as principal obligor on each Note, the Agreement and Mortgage to the same extent as if Guarantor had been the original signer and obligor thereof and said instruments were fully enforceable as written against said Guarantor.

    Section 2.3. The obligations of Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect and shall not be discharged, affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:


(a) the waiver, compromise, settlement, release, termination, modification or amendment (including extending the time for payment or performance) of any or all of the obligations, covenants or agreements of the Borrower or any obligor under any Note, Agreement or Mortgage or of any or all of the obligations, covenants or agreements of any other guarantor of the Loan;

(b) the failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of any Note, Agreement or Mortgage;

(c) the release by the holder of any Note of any security held by it for the payment of any amount due pursuant thereto or to this Guaranty, or of the liabilities or obligations of the Borrower with respect thereto (whether with or without consideration), or the acceptance by the holder of any Note of any additional security for any such payments or obligations or the availability or claimed availability of any other security, collateral or source of payment therefor;

(d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of or other similar proceedings affecting the Guarantor or the

    Borrower or any of their assets;

(e) Any merger or consolidation involving Borrower, any sale, assignment, transfer, conveyance or issuance of any stock or any other equity interest by Borrower, or any sale, assignment, transfer or conveyance by Guarantor or any other person of all or any part of his interest in Borrower or any affiliate of Borrower;

(f) any failure, omission or delay by the Bank in enforcing, asserting or exercising any right, power or remedy under any Note, Agreement or Mortgage, this Guaranty, or at law or in equity;

(g) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge of the Guarantor from the performance or observance of any obligation covenant or agreement contained in this Guaranty;

(h) any assignment or transfer by the Bank or any other person entitled to the benefit of this Guaranty of all or any interest in any Note without the express assignment of this Guaranty; or

(i) the invalidity or unenforceability of any term or provision in any Note, Agreement, Mortgage or this Guaranty.

    Without limiting the foregoing, it is the intention of the parties that any modification, limitation, or discharge of the obligations of the Guarantor arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under Federal or state law shall not affect, modify, limit, or discharge the liability of any other guarantor of the Loan in any manner whatsoever, and this Guaranty shall remain and continue in full force and effect and shall be enforceable against Guarantor to the same extent and with the same force and effect as if any such proceedings had not been instituted; and the Guarantor shall be liable to the Bank under this Guaranty for the full amount payable hereunder irrespective of any modification, limitation, or discharge of the liability of any other guarantor that may result from any such proceeding. The Guarantor's obligations to Bank pursuant hereto include and apply to any payment or payments received by Bank on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver, or any other person or entity under any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar law, common law or equitable doctrine. The Guarantor's obligations to Bank and this Guaranty, and any security therefor, shall remain in full force and effect (or be reinstated) until Bank has received payment in full of all amounts payable to it pursuant to the Notes, Agreements, Mortgages and this Guaranty and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar law, or at law or equity, without any claim to all or any part of any such payment being made before the expiration of such period. If any action or proceeding seeking such repayment is pending or, in Bank's sole judgment, threatened, this Guaranty and any security interest therefor shall remain in full force and effect notwithstanding that Borrower or Guarantor may not then be otherwise obligated to Bank.

    Section 2.4. No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against the Borrower shall affect modify or impair its obligations hereunder.

    Section 2.5. In the event of a default in the payment of the principal, penalties and late charges, if any, or interest on any Note when and as the same shall become due, whether at the stated maturity thereof1 by acceleration or otherwise, or in the event of any Event of default under any Mortgage or Agreement or any instrument collateral or supplemental thereto, the Bank may proceed first and directly against the Guarantor without proceeding first or concurrently against the Borrower or exercising, pursuing or exhausting any other rights, powers or remedies which it may have and without resorting to any other security held or available to it.

    Section 2.6. This Guaranty shall constitute a continuing guarantee, and the Bank may continue, without notice to the Guarantor, to make loans to the Borrower subsequent to the date of this Guaranty. The Guarantor hereby expressly waives notice in writing, or otherwise, from the Bank at any time or from time to time of its acceptance and reliance on this Guaranty. The Guarantor also waives presentment, demand for payment, protest and notice of nonpayment or dishonor relating to any Note or this Guaranty and all other notices to which the undersigned might otherwise be entitled by law. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees (whether in trial, appellate, bankruptcy or other proceedings), which may be incurred in enforcing or attempting to enforce this Guaranty, whether the same shall be enforced by suit or otherwise.

    Section 2.7. All rights and claims of Guarantor (collectively the "Guarantor Claims") against Borrower or any of Borrower's property, now or hereafter existing, shall be subordinate and subject in right of payment to the prior payment in full of Borrower's and Guarantor's obligations to Bank. Until such obligations have been paid in full and Guarantor shall have performed all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any payment upon the Guarantor Claims nor seek to realize upon any collateral securing any such Guarantor Claim. Notwithstanding the foregoing, if Guarantor should receive any such payment, Guarantor agrees to hold same in trust for Bank, and agrees that it shall have absolutely no rights in or to such payments except to pay them promptly to Bank, and Guarantor hereby covenants to do so. Guarantor will not assert any right to which it may be or may become entitled, whether by subrogation, contribution or otherwise, against the Borrower or against its properties, by reason of the performance by the Guarantor of its obligations under this Guaranty, except after satisfaction and discharge in full of the obligations to Bank under the Notes, the Agreement, Mortgage and this Guaranty.

    Section 2.8. Guarantor shall at all times during the term of the Loan (i) own all of the outstanding stock of the Borrower; (ii) maintain its common stock effectively registered under the Securities Exchange Act of 1 934; (iii) maintain at all times a tangible net worth as hereinafter defined ("Tangible Net Worth") of not less than $3,800,000.00 (which requirement may be adjusted by Bank twelve (12) months after the date hereof and each anniversary thereafter); and iv) have thirty five percent (35%) of its common stock issued and outstanding individually owned of record by Harry Weitzer. Bank agrees to reduce the ownership requirement in clause (iv) to thirty percent (30%), provided all of Guarantor's other lenders also reduce the ownership covenants in their lending agreements to thirty percent (30%).

    Tangible Net Worth is defined as the excess of the consolidated net book value (after deducting all amounts due from subsidiaries and affiliates, if any all applicable reserves and any value attributable to the re-appraisal or write-up of any asset) of assets of Guarantor and its subsidiaries (other that patents, copyrights, trademarks, franchises, licenses, goodwill, customer lists, employees1 and similar intangibles, treasury stock and amounts due from directors, stockholders or affiliates) over all their liabilities (other than (i) any liabilities or indebtedness subordinated by written agreement in form and substance satisfactory to Bank in favor of the prior payment in full of the Loan, (ii) non recourse purchase money financing to Borrower for the Subdivision or Project, and (iii) other nonrecourse financing to Guarantor not to exceed $2,000,000.00 in the aggregate) as determined on an accrual basis and in accordance with generally accepted accounting principles consistently applied.

    Section 2.9. Not later than ninety (90) days after the close of each fiscal year of Guarantor, Guarantor shall furnish to Bank a Certificate from the auditors of Guarantor, (i) briefly setting forth the scope of their review which shall include a review of the relevant provisions of Guarantor's Agreements with its lenders and stating that in their judgment such review is sufficient to enable them to give the Certificate, and (ii) stating whether or not their review has disclosed the existence of any condition or event which constitutes an Event of Default under any such Agreements, or which, with the passage of time or service of notice or both, would constitute such an Event of Default, and, if their review has disclosed such a condition or event, specifying the nature and period of the existence thereof.

    Section 2.10. Guarantor shall deliver to Bank complete copies (with all schedules and exhibits) of each of the Form 10-K Annual Reports and Form 10-Q Quarterly Reports filed by Guarantor with the United States Securities and Exchange Commission (the "SEC") no later than five (5) business days following the earlier of actual delivery to the SEC or the last date of timely filing thereof with the SEC or within any legally permitted unconditional extension up to a maximum of thirty (30) days.

    Section 2.11. Guarantor shall pay no cash dividends without the prior written consent of Bank.

    Section 2.12. Harry Weitzer shall remain chief executive officer of Guarantor at all times during the term of the Loan.

                                  ARTICLE III

Miscellaneous
-------------

    Section 3.1. Guarantor will keep complete, accurate and proper books of record and account in accordance with generally accepted accounting principles consistently applied and will promptly furnish to the Bank such information respecting its business affairs, operations and financial condition as Bank may reasonably request.

    Section 3.2. This Guaranty shall be binding upon the Guarantor, and its successors and assigns, and shall inure to the benefit of the Bank1 its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Guaranty and of the guarantees and other provisions herein contained to the same extent as if they were parties signatory hereto. All references herein to the Bank shall apply to its successors and assigns.

    Section 3.3. The terms of this Guaranty may be enforced as to any one or more breaches either separately or cumulatively. Each and every default hereunder shall give rise to a specific cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

    Section 3.4. All notices, demands and requests which are permitted or required pursuant hereto, shall be in writing and shall be deemed effective at the earliest of (a) when actually delivered to the address of the party to receive such notice set forth below, (b) at 2:00 P.M. on the next business day after deposit with a nationally recognized overnight courier service for next day delivery, with all charges prepaid, or (c) at 6:00 P.M., Eastern Time, on the second business day after deposit in any post office or mail receptacle regularly maintained by the United States government for such purposes, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

   If to Bank:                    Ohio Savings Bank
                                  200 Ohio Savings Plaza
                                  1801 East Ninth Street
                                  Cleveland, Ohio 44114

                                  Attn:  Frank J. Bolognia
                                  Senior Vice President


   If to Guarantor:               Weitzer Homebuilders Incorporated
                                  5901 Northwest 151st Street, Suite 120
                                  Miami Lakes, Florida 33014

                                  Attn:  Harry Weitzer, President

or other such place in the continental United States as Bank or Guarantor, respectively, may from time to time designate by written notice to the other as provided below.

    Section 3.5. No remedy herein conferred upon or reserved to the Bank hereunder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall, to the extent permitted by law, be cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay, failure or omission to exercise any right, power or remedy accruing upon any default, omission or failure of performance hereunder shall impair any such right, power or remedy or shall be construed to be a waiver thereof, and any such right, power or remedy may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty shall be breached by any party and thereafter duly waived by the other party so empowered to act\\1\\ such waiver shall be limited to the particular breach so waived and shalt not be deemed to waive any other or subsequent breach hereunder. No waiver\\1\\ amendment, release or modification of this Guaranty shall be established by conduct, custom, or course of dealing, but solely by an instrument in writing duly executed by the parties hereto.

    Section 3.6. This Guaranty, together with the Notes, the Agreements, the Mortgages, and all other agreements collateral thereto, constitutes the entire agreement and understanding and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    Section 3.7. If any clause, provision or section of this Guaranty be determined illegal, invalid or unenforceable by any court, the illegality or unenforceability of such clause, provision, or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable clause, provision or section had not been contained herein. If any obligation, covenant or agreement contained in this Guaranty be held to be in violation of law, then such obligation, covenant or agreement shall be deemed to be the obligation, covenant or agreement of the Guarantor to the full extent permitted by law.

    Section 3.8. This Guaranty shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of said State, and the undersigned hereby submits and consents to personal jurisdiction in any state or federal court in the State of Florida in connection with any claim, allegation, cause of action or proceeding relating in any way to this Guaranty.

    Section 3.9. Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

   Section 3.10. THE UNDERSIGNED WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY ASPECT OF THE TRANSACTION IN CONNECTION WITH WHICH THIS DOCUMENT IS BEING GIVEN OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH SUCH TRANSACTION, THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE UNDERSIGNED AND THE UNDERSIGNED ACKNOWLEDGES THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE UNDERSIGNED FURTHER ACKNOWLEDGES HAVING BEEN REPRESENTED IN CONNECTION WITH THE TRANSACTION WITH RESPECT TO WHICH THIS DOCUMENT IS BEING GIVEN AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY THE UNDERSIGNED'S OWN FREE WILL, AND THAT THE UNDERSIGNED HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. THE UNDERSIGNED FURTHER ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATION OF THIS WAIVER PROVISION.

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

   IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed to be effective as of the date first above written.

WITNESSED:                     GUARANTOR:

Signed: /s/ Karen Kordell      WEITZER HOMEBUILDERS INCORPORATED
                               a Florida Corporation

                               By:  /s/ Harry Weitzer, President

Accepted as of the date first above written

OHIO SAVINGS BANK

By:  /s/ Frank J. Bolognia, Senior Vice President


STATE OF FLORIDA
COUNTY OF DADE

   Before me, a Notary Public in and for said County and State, on this 6th day of May, 1998, personally appeared the above named Weitzer Homebuilders Incorporated, a Florida corporation, by Harry Weitzer, its President, who acknowledged to me that he did sign the foregoing instrument, on behalf of said corporation, and that such signing was his free act and deed as such officer, and the free act and deed of said corporation. Harry Weitzer is personally known to me.

(SEAL)                         Signed:  /s/ Elena M. Acosta
                                       Notary Public State of Florida
                                       Commission No. CC649482
                                       My Commission Expires June 4, 2001

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